Exhibit 3.132

CORPORATE BYLAWS

RELIANT SOFTWARE, INC.

TABLE OF CONTENTS

SECTION 1	OFFICES - BOOKS AND RECORDS	1
A.	PRINCIPAL OFFICES	1
B.	REGISTERED AGENT AND REGISTERED OFFICE	1
C.	BOOKS AND RECORDS	1
D.	FINANCIAL STATEMENTS	2

SECTION 2	BYLAWS	2
A.	AMENDMENTS	2
B.	PROVISIONS SUPPLEMENTAL TO PROVISIONS OF LAW	2
C.	PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW	3

SECTION 3	SHAREHOLDERS	3
A.	ANNUAL MEETING	3
B.	SPECIAL MEETINGS	3
C.	MEETINGS BY TELECOMMUNICATIONS	3
D.	PLACE OF MEETING	3
E.	NOTICE OF MEETING	3
F.	QUORUM	4
G.	PROXIES	4
H.	VOTING OF SHARES	4
I.	CUMULATIVE VOTING	4
J.	INFORMAL ACTION BY SHAREHOLDERS	4

SECTION 4	BOARD OF DIRECTORS	4
A.	GENERAL POWERS	4
B.	NUMBER, TENURE AND QUALIFICATIONS	4
C.	REGULAR MEETINGS	5
D.	SPECIAL MEETINGS	5
E.	NOTICE	5
F.	QUORUM	5
G.	MANNER OF ACTING	5
H.	CHAIRMAN OF THE BOARD - POWERS AND DUTIES	6
I.	EXECUTIVE COMMITTEE	6
J.	REMOVAL	6
K.	RESIGNATION	6
L.	VACANCIES	6
M.	COMPENSATION	7
N.	PRESUMPTION OF ASSENT	7
O.	INFORMAL ACTION BY DIRECTORS	7
P.	DIRECTORS CONDUCT	7

SECTION 5	OFFICERS	8
A.	NUMBER	8
B.	ELECTION AND TERM OF OFFICE	8
C.	REMOVAL	8
D.	VACANCIES	8
E.	CHIEF EXECUTIVE OFFICER	8
F.	PRESIDENT	9
G.	THE VICE PRESIDENT	9
H.	THE SECRETARY	10
I.	THE TREASURER	10
J.	SALARIES	10

SECTION 6	GENERAL MANAGER	11

SECTION 7	CONTRACTS, LOANS, CHECKS AND DEPOSITS	11
A.	CONTRACTS	11
B.	LOANS	11

SECTION 8	CERTIFICATES FOR SHARES AND THEIR TRANSFER	12
A.	CERTIFICATES FOR SHARES	12
B.	LOST, STOLEN OR DESTROYED CERTIFICATES	12
C.	TRANSFER OF SHARES	13
D.	TRANSFER DEFINED	13
E.	RESTRICTIONS ON TRANSFER OF INTERESTS	13

SECTION 9	ACCOUNTING	14

SECTION 10	INDEMNIFICATION	14
A.	THIRD PARTY ACTIONS	14
B.	DERIVATIVE ACTIONS	15
C.	RIGHTS AFTER SUCCESSFUL DEFENSE	15
D.	OTHER DETERMINATION OF RIGHTS	15
E.	ADVANCES OF EXPENSES	16
F.	NONEXCLUSIVENESS; HEIRS	16
G.	PURCHASE OF INSURANCE	16

SECTION 11	DIVIDENDS	16

SECTION 12	GENERAL COUNSEL	17

SECTION 13	SEAL	17

iii

SECTION 14	WAIVER OF NOTICE	17

SECTION 15	GENERAL PROVISIONS	17
A.	HEADINGS	17
B.	GENDER	17
C.	SEVERABILITY	17
D.	EXHIBITS	17
E.	BENEFIT AND OBLIGATION	18
F.	COUNTERPARTS	18
G.	ENTIRE AGREEMENT	18
H.	GOVERNING LAW AND JURISDICTION	18
I.	ATTORNEYS’ FEES	18
J.	NO PRESUMPTION	18

iv

THE BYLAWS

OF

RELIANT SOFTWARE, INC.

The following Bylaws are made effective the 1st day of November, 2006:

Section 1                                                          OFFICES - BOOKS AND RECORDS

A.                                    PRINCIPAL OFFICES

The principal place of business of the Corporation in the State of Utah shall be located at 84 East 2400 North, North Logan, Utah 84341.  The Corporation may also have an office or offices at such other place or places within or without the State of Utah as the Board of Directors may from time to time designate or the business of the Corporation requires.

B.                                    REGISTERED AGENT AND REGISTERED OFFICE

The Registered Agent of the Corporation is Trevin G. Workman, Esq., and the Registered Office of the Corporation in the State of Utah shall be located at 503 West 2600 South, Suite 200, Bountiful, Utah 84341.

C.                                    BOOKS AND RECORDS

The Corporation shall keep at its principal office the following books and records and any Shareholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the same and to make extracts therefrom:

1.                                                  Its minutes of meetings of the Board of Directors and any committees thereof;

2.                                                  Its minutes of meetings of the Shareholders;

3.                                                  Its record of Shareholders which shall give their names and addresses and the number and class of the shares held by each; and

4.                                                  Its Articles of Incorporation and Bylaws as originally executed and adopted together with all subsequent amendments thereto.

All other books and records of account shall be kept at the Corporation’s principal place of business or as determined by the Board of Directors.

D.                                    FINANCIAL STATEMENTS

Upon the written request of any Shareholder of the Corporation, the Corporation shall mail to such Shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operation unless the Shareholder has already received the same.  Neither the Corporation nor any Director, Officer, Employee or Agent of the Corporation shall be liable to the Shareholder or anyone to whom the Shareholder discloses the financial statement or any information contained therein for any error or omission therein whether caused without fault, by negligence or by gross negligence, unless:

1.                                                  The error or omission is material;

2.                                                  The Director, Officer, Employee or Agent in question knew of the error or omission and intended for the Shareholder or other person to rely thereon to his detriment; and

3.                                                  The Shareholder or other persons did reasonably rely thereon, and in addition, is otherwise liable under applicable law.

Section 2                                                          BYLAWS

A.                                    AMENDMENTS

These Bylaws may be, if consistent with and in compliance with the Articles of Incorporation, altered, amended or repealed and new Bylaws adopted by the Board of Directors.  Any such action shall be subject to repeal or change by action of the Shareholders, but the alteration, amendment, repeal, change or new Bylaw (and the repeal of the old Bylaw) shall be valid and effective and no Director, Officer, Shareholder, Employee or Agent of the Corporation shall incur any liability by reason of any action taken or omitted in reliance on the same.  The power of the Shareholders to repeal or change any alteration, amendment, repeal or new Bylaw shall not extend to any original Bylaw of the Corporation so long as it is not altered, amended or repealed, but only to action by the Board thereafter.  There shall be no time limit on its exercise.

B.                                    PROVISIONS SUPPLEMENTAL TO PROVISIONS OF LAW

All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

C.                                    PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW

Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 2B hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one (1) or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

Section 3                                                          SHAREHOLDERS

A.                                    ANNUAL MEETING

Annual meetings of the Shareholders shall be held each year for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

B.                                    SPECIAL MEETINGS

Special meetings of the Shareholders, for any purpose or purposes, may be called by the President or by any Director, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

C.                                    MEETINGS BY TELECOMMUNICATIONS

Shareholders may participate in any Shareholder meeting by any means of communication in which all persons participating can hear each other.  A Shareholder participating in a meeting by this means is considered to be present in person at the meeting.

D.                                    PLACE OF MEETING

The Board of Directors may designate the place of meeting for any annual meeting called by the Board of Directors.  A waiver of notice signed by all of the Shareholders entitled to vote at a meeting may designate any other place, either within or without the State of Utah, as the place for the holding of such meeting.

E.                                     NOTICE OF MEETING

Written notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than twenty (20) days before the date of the meeting, by or at the direction of the President or the Director calling the meeting, to each Shareholder of record entitled to vote at such meeting.

F.                                      QUORUM

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders.  If less than a majority of the outstanding shares are represented at any meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally set forth in the notice.  The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

G.                                    PROXIES

At all meetings of the Shareholders, a Shareholder may vote by proxy, executed in writing by the Shareholder.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after three (3) months from the date of its execution, unless otherwise provided in the proxy.

H.                                   VOTING OF SHARES

Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of Shareholders.

I.                                        CUMULATIVE VOTING

At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote.

J.                                        INFORMAL ACTION BY SHAREHOLDERS

Any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

Section 4                                                          BOARD OF DIRECTORS

A.                                    GENERAL POWERS

The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  The Board of Directors shall determine matters of corporate policy and perform such duties as are required of it by law.

B.                                    NUMBER, TENURE AND QUALIFICATIONS

The number of Directors of the Corporation shall be a minimum of the least amount allowed by law and a maximum of seven (7). Each Director shall hold office until a successor shall have been elected and qualify.  Directors need not be residents of the State of Utah.

C.                                    REGULAR MEETINGS

A regular meeting of the Board of Directors shall be held without notice, immediately after, and at the same place as the annual meeting of Shareholders.  The Board of Directors may provide, by resolution the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

D.                                    SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by or at the request of the President or any one (1) Directors.  The person or persons authorized to call special meetings of the Board of Directors shall fix the place for holding any special meeting of the Board of Directors called by them.

E.                                     NOTICE

Notice of any special meeting shall be given at least ten (10) days prior thereto by written notice delivered personally or mailed to each Director at his business address.  Any Director may waive notice of any meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

F.                                      QUORUM

A majority of the Directors then elected shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority are present at a meeting, a majority of the Directors may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally set forth in the notice.  The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

G.                                    MANNER OF ACTING

The act of the majority of the Directors present at a meeting of which a quorum is present shall be the act of the Board of Directors.  Minutes of the proceedings of Board of Directors’ meetings shall be prepared and shall be made available to the Shareholders.

H.                                   CHAIRMAN OF THE BOARD - POWERS AND DUTIES

The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

I.                                        EXECUTIVE COMMITTEE

By resolution of the Board of Directors and at their option, the Directors may designate an Executive Committee, which includes at least two (2) Directors, to manage and direct the daily affairs of the Corporation.  Said Executive Committee shall have and may exercise all of the authority that is vested in the Board of Directors as if they were regularly convened, except that the Executive Committee shall not have authority to amend these Bylaws.

At all meetings of the Executive Committee, each member of said committee shall have one (1) vote and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

The number of Executive Committee members who shall be present at all meetings of the Executive Committee in order to constitute a quorum for the transaction of business or any specified item of business, shall be a majority.

The number of votes of Executive Committee members that shall be necessary for the transaction of any business or any specified item of business at any meeting of the Executive Committee, or the giving of any consent, shall be a majority.

J.                                        REMOVAL

At any special meeting of the Shareholders duly called as provided in these Bylaws, any Director or Directors may, by the affirmative vote of the holders of a majority of all shares of stock outstanding and entitled to vote for the election of Directors, be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting.

K.                                   RESIGNATION

A Director may resign at any time by giving written notice to the Board of Directors and the President.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board, and the acceptance of the resignation shall not be necessary to make it effective.

L.                                     VACANCIES

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose, unless at such meeting the Shareholders delegate the filling of such vacancy to the Board of Directors.

M.                                 COMPENSATION

No compensation shall be paid to Directors, as such for their services, but by resolution of the Board of Directors a fixed sum and expenses for actual attendance at each regular or special meeting of the Board of Directors may be authorized.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

N.                                    PRESUMPTION OF ASSENT

A Director of the Corporation who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

O.                                    INFORMAL ACTION BY DIRECTORS

Any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting if a written consent thereto is signed by all Members of the Board or of the Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

P.                                      DIRECTORS CONDUCT

No contracts or other transactions between the Corporation and any other trust, organization or corporation shall in any way be affected or invalidated by the fact that any of the Directors of the Corporation are pecuniarily or otherwise interested in, or are trustees, directors or officers of such other trust, organization or corporation.

Any Director, individually, or any trust, organization or corporation with which any Director may be associated, and be a party to or may be pecuniarily or otherwise interested in any contracts or transactions of the corporation, provided that the fact that he or such trust, organization or corporation is so interested, shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

Any Director of the Corporation who is also a trustee, director or officer of such other trust, organization or corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contracts or transactions with like force and effect as if he were not such trustee, director or officer of such other trust, organization or corporation, or not so interested.

In all other matters, the general standards of conduct for Directors shall be governed by the applicable laws of the state of Utah.

Section 5                                                          OFFICERS

A.                                    NUMBER

The Officers of the Corporation may consist of a Chief Executive Officer,  a President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two (2) or more offices may be held by the same officer.

B.                                    ELECTION AND TERM OF OFFICE

The Officers of the Corporation shall be elected annually by the Board of Directors beginning at the first meeting of the Board of Directors held after each annual meeting of the Shareholders.  Each Officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

C.                                    REMOVAL

Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

D.                                    VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, the duties of such Officer shall be performed by the Chief Executive Officer, if that position has been filled by the Board of Directors, or may be filled by the Board of Directors for the unexpired portion of the term.

E.                                     CHIEF EXECUTIVE OFFICER

If the position is filled by a vote of the Board of Directors, the Chief Executive Officer (CEO) shall be the principal executive officer of the Corporation, and subject to the control of the Board of Directors shall in general supervise and control all of the business affairs of the Corporation.  The CEO shall have power to assign work, hire and discharge employees, determine the compensation of employees, purchase supplies, allocate vacation periods, grant leaves to employees, collect outstanding accounts, borrow money in the ordinary course of business and to do all acts necessary to the conduct of the business of the Corporation.  He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors.  He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed, and in general shall perform all duties as may be prescribed by the Board of Directors from time to time. In the absence of a Secretary, whose duties are described below, the CEO shall perform such duties that are required of the Secretary.

F.                                      PRESIDENT

If there is no Chief Executive Officer elected by the Board of Directors, the President shall be the principal executive officer of the Corporation, and subject to the control of the Board of Directors shall in general supervise and control all of the business affairs of the Corporation.  The President shall have power to assign work, hire and discharge employees, determine the compensation of employees, purchase supplies, allocate vacation periods, grant leaves to employees, collect outstanding accounts, borrow money in the ordinary course of business and to do all acts necessary to the conduct of the business of the Corporation.  He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors.  He may sign, with the Secretary or any other proper officer of the Corporation so authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed, and in general shall perform all duties as may be prescribed by the Chief Executive Officer and Board of Directors from time to time.

G.                                    THE VICE PRESIDENT

In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall assume the day-to-day duties of the President and shall have power to assign work, hire and discharge employees, determine the compensation of employees, purchase supplies, allocate vacation periods, grant leaves to employees, collect outstanding accounts and do all acts necessary to the conduct of business in the ordinary course.  Other powers of the President set forth in these Bylaws shall be performed by the Vice President in the absence of the President only with the approval of the Board of Directors.  The Vice President at all times shall perform such duties as are from time to time assigned by the Chief Executive Officer and President.

H.                                   THE SECRETARY

The Secretary shall:

1.                                                  Keep the minutes of the Shareholders’ and Board of Directors’ meetings in one (1) or more books provided for that purpose;

2.                                                  See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

3.                                                  Be custodian of the corporate records and of the seal, if any, of the Corporation and see that such seal of the Corporation is affixed to all documents the execution of which, on behalf of the Corporation under its seal, if any, is duly authorized;

4.                                                  Keep a register of the post office address of each Shareholder, which shall be furnished to the Secretary by each Shareholder;

5.                                                  Sign with the President or Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

6.                                                  Have general charge of the share transfer books of the Corporation; and

7.                                                  In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer, President or by the Board of Directors.

I.                                        THE TREASURER

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.  He shall have charge custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 5 of these Bylaws. The Treasurer shall perform such other duties as from time to time may be assigned by the Chief Executive Officer, President, Vice President and Board of Directors.

J.                                        SALARIES

The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 6                                                          GENERAL MANAGER

The Board of Directors may employ and appoint a General Manager who may or may not be one of the Officers or Directors of the Corporation.  The General Manager shall be the Chief Operating Officer of the Corporation and, subject to the directions of the Board of Directors, shall:

1.                                                  Have general charge of the business operations of the Corporation and general supervision over its employees and agents;

2.                                                  Employ all employees of the Corporation, or delegate such employment to subordinate officers, and shall have authority to discharge any person so employed;

3.                                                  Make a report to the President and Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge together with suggestions looking to the improvement and betterment of the condition of the Corporation; and

4.                                                  Perform such other duties as the Board of Directors shall require.

Section 7                                                          CONTRACTS, LOANS, CHECKS AND DEPOSITS

A.                                    CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

B.                                    LOANS

The Board of Directors shall have the following powers or duties with respect to the lending of funds:

1.                                                  To lend money in furtherance of any of the purposes of the Corporation, to invest and reinvest the funds of the Corporation from time to time and to take and hold any property as security for the payment of funds so loaned or invested.

2.                                                  To lend money and use its credit to assist any employees of the Corporation or of a subsidiary, including any such employee who is a Director of the Corporation, if the Board of Directors determine that such loan or assistance may benefit the Corporation, but to make no loans or use of its credit to assist its Directors without authorization in each particular case by the Shareholders.

3.                                                  To sign all checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation by such officer(s) or agent(s) of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4.                                                  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 8                                                          CERTIFICATES FOR SHARES AND THEIR TRANSFER

A.                                    CERTIFICATES FOR SHARES

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the Chief Executive Officer, the President or by the Secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the share transfer records of the Corporation.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as herein provided.

B.                                    LOST, STOLEN OR DESTROYED CERTIFICATES

The Corporation shall issue a new stock certificate in the place of any certificate theretofore issued where the holder of record of the certificate:

1.                                                  Claim.  Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;

2.                                                  Timely Request.  Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

3.                                                  Bond.  Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction or theft of the certificates; and

4.                                                  Other Requirements.  Satisfies any other reasonable requirements imposed by the Corporation not inconsistent with applicable law.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he, she or it had notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

C.                                    TRANSFER OF SHARES

Transfer of shares of the Corporation shall be made only on the share transfer records of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

D.                                    TRANSFER DEFINED

As used in this Agreement, to “Transfer” Shares of the Corporation shall mean to dispose of or assign, with or without consideration, voluntarily or involuntarily, any legal or equitable interest in such Shares.  A Transfer shall include, without limitation, a sale, gift, exchange, pledge, hypothecation, encumbrance, transfer in trust or contract or option to sell or transfer.

E.                                     RESTRICTIONS ON TRANSFER OF INTERESTS

Notwithstanding anything to the contrary contained herein, in the event that the Corporation and the Shareholders have not entered into a Redemption Agreement governing the Transfer of interest in the Corporation, the following provisions shall govern the Transfer of such interests:

1.                                                  All Transfers must be approved by a unanimous vote of the Shareholders;

2.                                                  In the event of the death of a Shareholder, the Corporation shall redeem all interests of the deceased Shareholder within the later of thirty (30) days after the death of the Shareholder or the receipt of any insurance proceeds;

3.                                                  In the event of a Transfer other than death of a Shareholder, the Corporation shall have the first option to purchase any or all of the interest offered.  The remaining Shareholders shall then have the option to purchase any or all of the interest not purchased by the Corporation.  The purchase of the interest offered shall occur within thirty (30) days of the unanimous vote of the Shareholders approving the Transfer.  If the Corporation and the remaining Shareholders do not elect to purchase of all the interest offered, then no Transfer shall occur without the unanimous approval of the Shareholders.

4.                                                  The purchase price for the interests shall be the Shareholders’ proportionate interest of the book value of the Corporation.  The purchase price shall be reduced by the amount of any insurance proceeds collected and paid by the Corporation and/or any Shareholder who has purchased insurance with the transferring Shareholder as the insured for the purpose of redeeming the transferring Shareholder’s interests; and

5.                                                  The payment of the purchase price shall be as follows:

a.                                      The transferring Shareholder shall receive a down payment of ten percent (10%) of the purchase price within thirty (30) days of the unanimous vote of the Shareholders approving the Transfer; and

b.                                      The balance of the purchase price shall be paid in twenty (20) equal annual payments commencing the eleventh month after the payment of the down payment.

Section 9                                                          ACCOUNTING

Full and accurate books of account shall be kept in accordance with generally accepted accounting practices.  Such books of account shall be available for inspection by any Shareholder at all reasonable times.  All corporate purchases shall be made on account and all accounts shall be paid by check.

Section 10                                                   INDEMNIFICATION

A.                                    THIRD PARTY ACTIONS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer or employee of another Corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys’ fees, judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.                                    DERIVATIVE ACTIONS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation as a director, trustee, officer or employee of another Corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

C.                                    RIGHTS AFTER SUCCESSFUL DEFENSE

To the extent that a director, trustee, officer or employee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10A or Section 10B or in defense of any claim, issue or matter therein, he shall be indemnified against expenses including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

D.                                    OTHER DETERMINATION OF RIGHTS

Except in a situation governed by Section 10C, any indemnification under Section 10A or Section 10B, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10A or Section 10B.  Such determination shall be made:

1.                                                  By a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present;

2.                                                  If such a quorum is not obtainable or even if obtainable and a majority of disinterested directors so direct, by independent legal counsel compensated by the Corporation in a written opinion; or

3.                                                  By the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure or other contingency.

E.                                     ADVANCES OF EXPENSES

Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceedings including all appeals thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, trustee, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

F.                                      NONEXCLUSIVENESS; HEIRS

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the Articles, these Bylaws, any agreement, vote of Shareholders, any insurance purchased by the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be director, trustee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

G.                                    PURCHASE OF INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or under Utah law.

Section 11                                                   DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

Section 12                                                   GENERAL COUNSEL

The Board of Directors may appoint a General Counsel who shall advise and represent the Corporation generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee.  The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters and any other contracts and documents in the regular course of his duties.

Section 13                                                   SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal”.

Section 14                                                   WAIVER OF NOTICE

Whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of Utah law, a waiver thereof, in writing and signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 15                                                   GENERAL PROVISIONS

A.                                    HEADINGS

All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or intent of this Agreement or any provision thereof.

B.                                    GENDER

As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

C.                                    SEVERABILITY

In the event any provision of this Agreement shall be held invalid or unenforceable according to law, such holding or action shall not invalidate or render unenforceable any other provision hereof.

D.                                    EXHIBITS

Each Exhibit attached hereto shall be incorporated into and be a part of this Agreement.

E.                                     BENEFIT AND OBLIGATION

This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the parties hereto.

F.                                      COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

G.                                    ENTIRE AGREEMENT

This Agreement contains the entire Agreement among the parties with regard to the subject matter herein.

H.                                   GOVERNING LAW AND JURISDICTION

This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Utah.  The parties agree that in any action relating to or arising from this Agreement, the State of Utah is hereby designated the proper jurisdiction and venue to hear such action.  The parties hereby agree to bring any such action before the Courts in Utah and, in addition, to submit themselves to the jurisdiction of the Courts in Utah.

I.                                        ATTORNEYS’ FEES

The parties agree that should any party default in or be in breach of any of the covenants, agreements, or warranties herein contained, the non-defaulting parties or the non-breaching parties (or in the event litigation was commenced the prevailing party) shall be entitled to all costs and expenses, including reasonable attorneys’ fees, (whether an action has been commenced or not) which may arise or accrue from enforcing any of the terms of this Agreement or terminating this Agreement, or in pursuing any remedy provided hereunder or by applicable law (whether before or after judgement).

J.                                        NO PRESUMPTION

Should any provision of this Agreement require judicial interpretations, the Court interpreting or consulting the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party, by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agents prepared the same, it being acknowledged that all parties have participated in the preparation hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement this 1st November, 2006.

DIRECTOR:

Amie M. Dunkley

Certificate of Secretary

I, the undersigned, do hereby certify:

1.  That I am the duly elected and acting Secretary of Reliant Software, Inc., a Utah corporation; and

2.  That these Bylaws constitute the Bylaws of said Corporation as duly adopted at a meeting of the Board of Directors thereof duly held on the 1st day of November, 2006.

Amie M. Dunkley

CONSENT AND AGREEMENT BY SHAREHOLDERS

By their signatures below, the Shareholders covenant and agree to be bound by the provisions of the foregoing Bylaws, as amended from time to time by the Board of Directors, as fully and with the same force and effect as though all of the provisions of said Bylaws were set forth in a separate shareholder agreement duly executed and delivered by the Shareholders.

SHAREHOLDER:

Amie M. Dunkley